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                                                                     EXHIBIT 5.1

                                  May 17, 2000


New Focus, Inc.
2630 Walsh Avenue
Santa Clara, California  95051-0905

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 18, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,352,145 shares of your Common Stock authorized and issued under your 1990 Incentive Stock Option Plan, 746,435 shares of your Common Stock authorized and issued under your 1998 Stock Plan, 2,289,709 shares of your Common Stock authorized and issued under your 1999 Stock Plan, 1,888,145 shares of your Common Stock issuable under your 2000 Stock Plan, 1,000,000 shares of your Common Stock issuable under your 2000 Employee Stock Purchase Plan and 200,000 shares issuable under your 2000 Director Option Plan. Such shares of Common Stock are referred to herein as the "Shares" and the 1990 Incentive Stock Option Plan, the 1998 Stock Plan, the 1999 Stock Plan, the 2000 Stock Plan, the 2000 Employee Stock Purchase Plan and the 2000 Director Option Plan are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/Wilson Sonsini Goodrich & Rosati